Exhibit 99.1

Marqeta Announces Leadership Transition

Mike Milotich, Marqeta’s Chief Financial Officer, Appointed Interim CEO

Oakland, Ca., February 26, 2025 – Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today announced that its Board of Directors has appointed Mike Milotich as Interim Chief Executive Officer, effective immediately. Mr. Milotich will also continue to serve in his current role of Chief Financial Officer. Mr. Milotich succeeds Simon Khalaf, who has stepped down as Chief Executive Officer and as a Director.

The Company’s Board of Directors has initiated a comprehensive search process, with the assistance of a leading executive search firm, to identify Marqeta’s next CEO.

“As we embark on a new fiscal year and look to position Marqeta for a new chapter of growth and value creation, Simon and the Board have agreed that now is the right time to transition leadership,” said Judson C. Linville, Independent Chair of the Marqeta Board. “The Board is confident that Mike is the right person to lead Marqeta as Interim CEO during this important time for our business. In addition to his strong understanding of our company’s operations, customers and strategy, Mike is a veteran of the payments industry and has been a key driver of Marqeta’s continued growth and path to profitability. With Mike at the helm, Marqeta is well positioned to continue advancing its strategic initiatives as we work to identify the Company’s next CEO.”

“Marqeta was the pioneer of modern card issuing to enable the success and scale of many fintechs and commerce disruptors, and is poised to capitalize on the numerous opportunities as the market expands with embedded finance,” said Mr. Milotich. “We are executing a clear strategy focused on innovation and profitable growth, and I am committed to continuing to work closely with Marqeta’s Board, leadership and talented team members on the exciting path ahead. I am confident in our ability to thrive in today’s complex operating environment and look forward to delivering long-term sustainable value for our customers and shareholders.”

Mr. Linville continued, “On behalf of the Board and everyone at Marqeta, I want to thank Simon for his leadership and contributions during his tenure. We wish him all the best in his future endeavors.”

“It has been a privilege to serve as Marqeta’s CEO and to work alongside such a talented team and one that is dedicated to our customers, partners and shareholders,” said Mr. Khalaf. “I have worked closely with Mike over the past two years and I firmly believe in his leadership of the company as it expands into the embedded finance market.”

About Mike Milotich

Mike Milotich has served as Marqeta’s Chief Financial Officer since February 2022, leading the Company’s financial planning and analysis, corporate development, accounting, settlement and investor relations functions. Prior to joining Marqeta, Mike was the Senior Vice President of Corporate Finance and Investor Relations at Visa, responsible for understanding Visa’s business and financial performance, managing the corporate outlook, evaluating M&A opportunities and communicating with the global investor community. Prior to Visa, Mike worked at PayPal and American Express in various business analysis roles. Mike holds a bachelor’s degree from the University of California, Santa Barbara and an MBA from New York University.

About Marqeta

Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing nearly $300 billion in annual payments volume in 2024. Marqeta is certified to operate in more than 40 countries worldwide and counting. Visit www.marqeta.com to learn more.

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, quotations and statements relating to our CEO search process, growth and path to profitability, business and strategy. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: challenges with our CEO search process; any factors creating issues with changes in domestic and international business, market, financial, political and legal conditions; and those risks and uncertainties included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K, as may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com. The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts

Investors

ir@marqeta.com

Media

press@marqeta.com